 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 12, 2016
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2016, Brixmor Property Group Inc. (the “Company”) announced that its board of directors (the “Board”) had appointed James M. Taylor as Chief Executive Officer and President. His appointment will become effective May 20, 2016 (the “Effective Date”) and he will join the Company’s Board of Directors after the Company’s annual meeting, which is scheduled for June 16, 2016. Mr. Taylor will succeed Daniel B. Hurwitz, who has served as the Company’s interim President and Chief Executive Officer since February 2016. Mr. Hurwitz will step down from his management positions effective as of the Effective Date. Mr. Hurwitz will continue to serve as a member of the Board.

Mr. Taylor, age 49, has served as Executive Vice President - Chief Financial Officer and Treasurer for Federal Realty Investment Trust (“Federal Realty”), a publicly traded real estate investment trust specializing in the ownership, management, and redevelopment of retail and mixed-use properties, since April 2012. He has been responsible for sourcing and evaluating business development opportunities for Federal Realty’s east coast portfolio, as well as for operational oversight of its southeast portfolio, and has served as a member of Federal Realty’s executive and investment committees. Prior to serving as Executive Vice President-Chief Financial Officer and Treasurer, Mr. Taylor served as Executive Vice President of Federal Realty from July 2012 until August 2012. Prior to joining Federal Realty in July 2012, Mr. Taylor served as Senior Managing Director and the head of real estate investment banking at Eastdil Secured and predecessors Wachovia Securities and First Union Securities from 1998 to 2012. Earlier in his career, Mr. Taylor practiced corporate and securities law at the law firm of Hunton & Williams and worked as a senior accountant for Price Waterhouse. Mr. Taylor received a B.S., Commerce and a J.D. from the University of Virginia.

There are no family relationships between Mr. Taylor and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and, except as noted below, there have been no transactions between Mr. Taylor or any of his immediate family members and the Company or any of its subsidiaries.

James M. Taylor Employment Agreement
Also on April 12. 2016, Mr. Taylor entered into an employment agreement with the Company to serve as Chief Executive Officer and President (the “Employment Agreement”) and devote his full business time to the Company. The term of Mr. Taylor’s employment under the Employment Agreement begins on the Effective Date and ends on the fifth anniversary of the Effective Date (the “Employment Term”). The Employment Agreement provides that the Company shall pay Mr. Taylor an annual base salary of $800,000, subject to increases as may be approved by the Board. Mr. Taylor is also eligible to receive an annual cash bonus based on the achievement of performance objectives, metrics and targets adopted by the Board or Compensation Committee of the Board (the “Compensation Committee”) based on a percentage of his annual base salary, as follows: 100% of his annual base salary if threshold performance objectives are met; 125% of his annual base salary if target performance objectives are met (“Annual Target Bonus”) and up to a maximum of 200% of his base salary for achievement of high performance objectives. For 2016, the calculation of the annual bonus will be the same as for subsequent years, except that Mr. Taylor’s annual bonus for 2016 will in no event be less than $620,000. In addition, Mr. Taylor will receive a signing bonus of $154,964 within 60 days of the Effective Date. Mr. Taylor will also receive the time-vesting and performance-based equity awards described below under “Equity Awards.”

During the Employment Term, Mr. Taylor will be entitled to participate in the Company’s employee benefit, fringe and perquisite plans, practices, policies and arrangements as in effect from time to time on generally the same terms and conditions as such benefits are made available to other senior executives (except as otherwise set forth in the Employment Agreement). Mr. Taylor also will be entitled to certain relocation benefits, including up to six months of housing benefits and benefits relating to the costs of the sale of his current primary residence.

The Employment Term may be terminated by the Company or Mr. Taylor at any time and for any reason; provided that Mr. Taylor will be required to give the Company at least 60 days’ advance written notice of any resignation of his employment (other than as a result of a constructive termination (as defined in the Employment Agreement)) and the Company will be required to give Mr. Taylor at least 60 days’ advance written notice of a termination without cause (as defined in the Employment Agreement). If Mr. Taylor is terminated for cause or resigns without good reason (as defined in the Employment Agreement), he will be entitled to receive his base salary through the date of termination, reimbursement of business expenses and employee benefits as to which Mr. Taylor may be entitled under employee benefit plans, including accrued vacation (collectively, the “Accrued Rights”). If Mr. Taylor is terminated following disability (as defined in the Employment Agreement) or his employment terminates as a result of death, he will be entitled to receive: (i) the Accrued Rights; (ii) the Annual Target Bonus, prorated for the number of days during the fiscal year he was employed prior to the termination (the “Pro-Rated Bonus”); (iii) any earned but unpaid annual bonus with respect to the previous fiscal year (the “Earned Bonus”);

and (iv) certain death or disability benefits. If Mr. Taylor is terminated without cause or resigns with a basis for a constructive termination, he will be entitled to receive: (i) the Accrued Rights; (ii) the Pro-Rated Bonus; (iii) the Earned Bonus (iv) continuing medical, vision and dental coverage contingent on Mr. Taylor electing continuation coverage under COBRA (including dependent coverage) for 18 months following termination (with the Company reimbursing Mr. Taylor for the amount of the monthly COBRA premiums in excess of the amount paid by Mr. Taylor on a monthly premium basis immediately prior to the date of termination); and (v) a lump-sum cash payment equal to the sum of (x) 250% of Mr. Taylor’s base salary as of the date immediately prior to his termination of employment and (y) the sum of Mr. Taylor’s annual bonuses payable (if any) in respect of the two fiscal years (the “Reference Fiscal Years”) immediately prior to the date of his termination of employment (provided, that Annual Target Bonus shall be used for this clause (y) if the date of termination occurs in 2016 or 2017 and otherwise the annual bonus amount shall be annualized for any partial fiscal year).
To the fullest extent permitted by applicable law, and the Company’s charter and by-laws, the Company has also agreed to indemnify Mr. Taylor for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Taylor in connection with his status or service as Chief Executive Officer and President or as a member of the board of directors and to advance him expenses incurred as a result of any proceeding for which he may be entitled to indemnification.
The Employment Agreement also contains restrictive covenants, including a covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees at all times during Mr. Taylor’s employment, and for one year after termination of Mr. Taylor’s employment.
The foregoing descriptions of the Employment Agreement will be qualified in its entirety by the Employment Agreement, which shall be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2016.

Equity Awards
Upon commencement of his employment, Mr. Taylor will receive: (i) a grant of 203,590 restricted stock units, which will vest in three equal tranches on January 1, 2017, January 1, 2018 and January 1, 2019 (the “Initial Time-Based RSUs”); and (ii) a grant of restricted stock units that will vest depending on the achievement of performance conditions over one-year and three-year periods (the “2016 Performance RSUs” and, together with the Initial Time-Based RSUs, the “RSUs”). The performance conditions of the 2016 Performance RSUs are consistent with the performance conditions of grants made to other Company senior executives in March 2016 and disclosed in the Form 8-K the Company filed with the U.S. Securities and Exchange Commission on March 7, 2016. The aggregate number of 2016 Performance RSUs, assuming that the target level of performance is achieved, is 50,077. In 2017 and in subsequent years of the Employment Term, Mr. Taylor will receive annual equity compensation with a value at target performance levels equal to $3 million, which shall be in such form and subject to performance-based and time-based vesting periods, conditions, timing of grant and other criteria consistent with grants to other senior executives as determined by the Compensation Committee from year to year.

Under the terms of the RSU award agreements, each earned 2016 Performance-Based RSU and each Initial Time-Based RSU will accrue dividends with respect to the underlying shares of common stock (“Dividend Equivalent Amount”). Accrued Dividend Equivalent Amounts will be payable in cash as and when the underlying RSU vests and is settled.

Upon a termination of employment by the Company without cause, or a constructive termination, all unvested Initial Time-Based RSUs (and any associated Dividend Equivalent Amount) will immediately vest. In the event of a termination of employment for cause, then any unvested Initial Time-Based RSUs (and any associated Dividend Equivalent Amount) and any shares underlying RSUs will be automatically forfeited as of the termination date.

Under the award agreements with respect to the RSUs, if the Company’s financial results are restated or are materially misstated due in whole or in part to intentional fraud or misconduct of an executive who receives RSUs and the benefits provided under the award agreements would be less, based on the corrected financial results, by a vote of a majority of the independent directors of the Board, the Company may recover from the executive an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

The foregoing descriptions of the RSUs will be qualified in their entirety by the forms of Restricted Stock Unit Agreements, which shall be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2016.

Daniel B. Hurwitz Release and Director Compensation
In connection with the end of his employment term as interim President and Chief Executive Officer, Mr. Hurwitz will enter into a general release with the Company and will receive all amounts due to him pursuant to the employment agreement entered into on February 12, 2016 in connection with his appointment. From and after the Effective Date, Mr. Hurwitz will be entitled to the same annual board compensation as provided to other outside directors of the Company.

Item 7.01    Regulation FD Disclosure
On April 12, 2016, the Company issued a press release announcing the appointment of Mr. Taylor as successor to Mr. Hurwitz. A copy of this press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01     Financial Statements and Exhibits
(d)     The following exhibits are attached to this Current Report on Form 8-K

99.1	Press release issued April 12, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 15, 2016	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued April 12, 2016.